 Exhibit 99.1

Corporate Presentation January 2025

Disclaimer

This presentation (the "Presentation") has been prepared by Mind Medicine (MindMed) Inc. ("MindMed", the "Company", "we", "our" or "us) solely for informational purposes. This Presentation does not constitute an offering of, or a solicitation of an offer to purchase, securities of MindMed and under no circumstances is it to be construed as a prospectus or advertisement or public offering of securities. Any trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of MindMed. Any amounts are in USD unless otherwise noted. MindMed's securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or by any state, provincial or other securities regulatory authority, nor has the SEC or any state, provincial or other securities regulatory authority passed on the accuracy or adequacy of this Presentation. Any representation to the contrary is a criminal offense.

Cautionary Note Regarding Forward-Looking Statements
This Presentation contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of applicable securities laws and are prospective in nature. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as "will", "may", "should", "could", "intend", "estimate", "plan", "anticipate", "expect", "believe", "potential", "continue", "budget", "scheduled", "forecasts", "intends", "anticipates", "projects" or the negative thereof or similar variations. Forward-looking statements in this Presentation include, but are not limited to, statements regarding the anticipated design, timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate (including the anticipated topline readouts for the Voyage, Panorama and Emerge studies), MM402, also referred to as R(-)-MDMA, and any other product candidates; the success and timing of our development activities; the success and timing of our planned clinical trials; our ability to meet the milestones set forth herein; the likelihood of success of any clinical trials or of obtaining FDA or other regulatory approvals; our cash runway funding operations into 2027 based on our current operating plan; the Company's pre-launch strategy; the potential commercial opportunity for MM120, if approved; the potential delivery model for MM120, if approved; and the potential for the markets that the Company is anticipating to access.

There are numerous risks and uncertainties that could cause actual results, plans and objectives to differ materially from those expressed in forward-looking statements, including hist3ory of negative cash flows, limited operating history, incurrence of future losses, availability of additional capital, compliance with laws and regulations, difficulty associated with research and development, risks associated with clinical trials or studies, heightened regulatory scrutiny, early stage product development, clinical trial risks, regulatory approval processes, novelty of the psychedelic inspired medicines industry, as well as those risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under headings such as "Special Note Regarding Forward-Looking Statements," and "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company's profile on SEDAR+ at www.sedarplus.ca and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

Any forward-looking statement made by MindMed in this Presentation is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Presentation as a result of new information, future events, changes in expectations or otherwise.

Cautionary Note Regarding Regulatory Matters
The United States federal government regulates drugs through the Controlled Substances Act. MM120 is a proprietary, pharmaceutically optimized form of lysergide D-tartrate and MM402, or R(-)-MDMA, is our proprietary form of the R-enantiomer of MDMA (3,4-methylenedioxymethamphetamine). Lysergide and MDMA are Schedule I substances under the Controlled Substances Act. While the Company is focused on programs using psychedelic or hallucinogenic compounds and non-hallucinogenic derivatives of these compounds, including in its MM120, MM402 and other product candidates, the Company does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Company is a neuro-pharmaceutical drug development company and does not deal with psychedelic or hallucinogenic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks. The Company's products will not be commercialized prior to applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended uses is successfully developed.

Market and Industry Data
This Presentation includes market and industry data that has been obtained from third party sources, including industry publications. MindMed believes that the industry data is accurate and that the estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, MindMed has not independently verified any of the data from third party sources referred to in this Presentation or ascertained the underlying economic assumptions relied upon by such sources. References in this Presentation to research reports or to articles and publications should be not construed as depicting the complete findings of the entire referenced report or article. MindMed does not make any representation as to the accuracy of such information.

MindMed
Corporate Presentation | January 2025
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Corporate Presentation | January 2025 Heather: the next slide is designed to convey a “bold” mission – I like the abstract image of the tree but open to your suggestions. This slide would follow our title slide. • We could also do something strictly scientific like how this image is used on this slide and incorporate the copy on the next slide 3 Transformational Innovation for Brain Health

Maintaining Momentum with Multiple Upcoming Milestones

2024	1H2025	2H2025	1H2026	2H2026
✓ $250 million in equity investment ✓ MM120 Phase 2b results presented at APA Annual Meeting ✓ MM120 granted breakthrough designation by U.S. FDA ✓ Successful end-of-phase 2 meeting with U.S. FDA supporting pivotal trial plans ✓ MM120 ODT patent issued covering pharmaceutical formulation, methods of manufacturing and treatment; patent life through 2041 ✓ MM120 ODT awarded Innovation Passport by the U.K. MHRA ✓ Initiation of Phase 3 program for MM120 ODT in GAD (first patient dosed in Phase 3 Voyage study)	Panorama: MM120-301 for GAD Phase 3 initiation Emerge: MM120-310 for MDD Phase 3 Initiation		Voyage: MM120-300 for GAD Phase 3 Readout	Panorama: MM120-301 for GAD Phase 3 Readout Emerge: MM120-310 for MDD Phase 3 Readout

Expected cash runway through key clinical readouts and into 2027[1]

MindMed

1. The Company's cash and cash equivalents of $295.3 million as of September 30, 2024, expected to fund operations into 2027 based on our current operating plan and anticipated R&D milestones. The Company expects its cash runway to extend at least 12 months beyond the first Phase 3 topline data readout for MM120 ODT in GAD.

GAD: Generalized Anxiety Disorder; MDD: Major Depressive Disorder; APA: American Psychiatric Association; ODT: Orally Disintegrating Tablet; U.K. MHRA: United Kingdom Medicines and Healthcare Products Regulatory Agency

Corporate Presentation | January 2025 4

Advancing Our Pipeline with Broad Therapeutic Potential


Product Candidate
Indication
Preclinical
Phase 1
Phase 2
Pivotal / Phase 3
Registration
MM120 ODT
(Lysergide D-tartrate)
Generalized Anxiety Disorder (GAD)1
Major Depressive Disorder (MDD)1,2
Additional Indication(s)2
MM402
(R(-)-MDMA)
Autism Spectrum Disorder (ASD)1

1. Full trial details and clinicaltrials.gov links available at mindmed.co/clinical-digital-trials/
2. Studies in exploration and/or planning stage.

LSD: lysergide; R(-)-MDMA: rectus-3,4-methylenedioxymethamphetamine

MindMed

Corporate Presentation | January 2025

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Current Standard of Care is Failing Patients with GAD and MDD

Treatment Landscape Currently Dominated by SRIs

- **GAD:** 50% **failure rate**[1], limited/delayed anxiolytic effect[2]
- **MDD:** 31% failed by **1st and 2nd line treatments**[3]
- **Extended time to response** (average of 6-8 weeks)[4,5]
- Poor tolerability leads to **suboptimal adherence**[6,7]
- **Common side effects**[8]
  - loss of appetite, weight loss, drowsiness, dizziness, fatigue, headaches, nausea & vomiting, sexual dysfunction

"It's frustrating, the trial and error, we flip a coin and try medication. It might work and you don't know how long it will take and what the side effects will be. It's not a good experience."[9]

- Patient

"There is lack of new drugs with a different mechanism of action and more efficacious in symptom control … you end up prescribing similar treatments from the same family."[9]

- Psychiatrist

"The lack of efficacy of current treatment, the poor tolerability of current treatment. It either doesn't work, it doesn't work fast enough, or patients can't tolerate it. So…there is a clear need for something that works better, more tolerable than the current standard of care."[9]

- Payer

1. Bystritsky A. Treatment-resistant anxiety disorders. Mol Psychiatry. (2006) 11:805–14; 2. Birkett MA, Shinday NM, Kessler EJ, Meyer JS, Ritchie S, Rowlett JK. Acute anxiogenic-like effects of selective serotonin reuptake inhibitors are attenuated by the benzodiazepine diazepam in BALB/c mice. Pharmacol Biochem Behav. 2011 Jun;98(4):544-51; 3. Zhdanava M, Pilon D, Ghelerter I, et al. The Prevalence and National Burden of Treatment-Resistant Depression and Major Depressive Disorder in the United States. J Clin Psychiatry. 2021;82(2):20m13699. Published 2021 Mar 16; 4. APA. Practice Guideline for the Treatment of Patients With Major Depressive Disorder. Published 2010; 5. Center for Drug Evaluation and Research (CDER). Major Depressive Disorder: Developing Drugs for Treatment Guidance for Industry. Food and Drug Administration. Published 2018; 6. Grenard JL, et al. Depression and medication adherence in the treatment of chronic diseases in the United States: a meta-analysis. J Gen Intern Med. 2011 Oct;26(10):1175-82; 7. DiMatteo MR, et al.. Depression is a risk factor for noncompliance with medical treatment: Meta-analysis of the effects of anxiety and depression on patient adherence. Arch Intern Med. 2000;160:2101–7; 8. Braund, T.A., Tillman, G., Palmer, D.M.. et al. Antidepressant side effects and their impact on treatment outcome in people with major depressive disorder: an iSPOT-D report. Transl Psychiatry 11, 417 (2021); 9. Proprietary MindMed Primary Market Research

SRI: serotonin reuptake inhibitor

MindMed

Corporate Presentation | January 2025

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Corporate Presentation | January 2025 MM120 Has the Potential to Redefine Treatment for Patients 7 DESIRED FUTURE STATE Rapid & Durable Improvement CURRENT STATE Chronic Symptom Suppression • Cycles of medication failure • Delayed onset • Poor tolerability • Low remission rate • Loss of efficacy • Symptom masking • Fast onset • Single administration • Favorable tolerability • High remission rates • Durable response • Restores neural pathways

Corporate Presentation | January 2025 …And Represents a Welcome Breakthrough for Providers 1. Psychiatrists and Psychiatry Nurse Practitioners 2. Propietary MindMed Primary Market Research – Key Customer Perceptions Among Spravato® Providers and GAD Prescribers (February 20 24). Total Non - Spravato® Providers (n=125), Spravato® Providers (n=50). 3. Spravato Providers: recommended, referred or prescribed Spravato® treatment and monitored or administered Spravato® treatment, p ersonally or someone in her/his clinic or office. 8 % of Surveyed Providers 1 Agree All psychiatric providers 2 Interventional psychiatric providers 3 Availability of psychedelics for GAD and MDD will change my approach to treatment I expect psychedelic treatments to radically transform the treatment of GAD and MDD 62% 78% 74% 86%

MM120 ODT LSD D - tartrate Program Overview

Corporate Presentation | January 2025 Clinical Rationale and Mechanism of Action 10

The Impact of Generalized Anxiety Disorder

In 2022, approximately 18% of U.S. adults reported living with anxiety symptoms[1]



- A **chronic, debilitating disorder** lasting for 6 months or more. Patients find it **difficult to control the worry**, often resulting in **impairment in social, occupational, or other areas of functioning**[2]
- Anxiety disorders are the **most common** mental health disorders **in the U.S.**[3]
- **Poor health-related quality of life**[4] which worsens with increased GAD severity[5]
- **Work productivity loss** and **daily activity impairment**[6]
- **Substantial economic burden** due to higher direct and indirect costs[4,7]
- **High comorbidity burden**; >50% of patients with GAD also have MDD[8,9]
- Despite high prevalence, **GAD is underdiagnosed**, often leading to undertreatment[10]

1. National Health Statistics Report. 2024; 213:1-12; 2. American Psychiatric Association. Diagnostic and Statistical Manual of Mental Disorders. 5th ed. Washington, DC: American Psychiatric Association; 2013:222; 3. https://www.nimh.nih.gov/health/statistics/any-anxiety-disorder; 4. Revicki DA, et al. J Affect Disord. 2012;140(2):103-112. 5. Duong P, et al. Association Between Generalized Anxiety Disorder Scale (GAD-7) and 5-Level EQ-5D Index Scores Among US Adults Diagnosed with GAD. Presented at ECNP 2024. Milan, Italy; 6. Duong P, et al. Work Productivity and Activity Impairment Associated with Generalized Anxiety Disorder among Adults in the United States. Presented at ISPOR. 2024. Atlanta, GA; 7. Kavelaars R. The burden of anxiety among a nationally representative U.S. adult population, Journal of Affective Disorders. 2023; 336: 81-91; 8. Kessler RC, Sampson NA, Berglund P, et al: Anxious and non-anxious major depressive disorder in the World Health Organization World Mental Health Surveys. Epidemiol Psychiatr Sci 2015; 24:210–226; 9. Carter R. M., et al. One-year prevalence of subthreshold and threshold DSM-IV generalized anxiety disorder in a nationally representative sample. Depress Anxiety. 13, 78–88 (2001); 10. Kasper S. Anxiety disorders: under-diagnosed and insufficiently treated. Int J Psychiatry Clin Pract. 2006;10(supp1):3-9

MindMed Corporate Presentation | January 2025 | 11

The Impact of Major Depressive Disorder

21.9 million U.S. adults experienced a major depressive episode (MDE) in 2023[1]



- Characterized by the presentation of **five or more depressive symptoms**, occurring for at least **2 weeks**[2]
- **Second most common** mental health disorder **in the U.S.**[3]
- **Symptoms may include** feelings of worthlessness, fatigue, impaired social functioning and recurrent thoughts of death[2]
- Associated with significant **morbidity and mortality**,[4] serious functional impairment, and **reduced quality of life**[5,6,7]
- **Substantial economic burden** due to higher direct and indirect costs[8]
- For patients who experience an MDE, **fewer than half will receive adequate or any pharmacotherapy**. Among those treated, **approximately 1/3 will achieve remission** from 1st line therapy[9]

1. SAMHSA. 2023 NSDUH detailed tables. Published July 2024; 2. APA. Diagnostic and statistical manual of mental disorders: DSM-5-TR. Fifth edition, text revision. ed. Washington, DC: American Psychiatric Association Publishing; 2022 3. Kessler RC, et al. Twelve-month and lifetime prevalence and lifetime morbid risk of anxiety and mood disorders in the United States. Int J Methods Psychiatr Res. 2012 Sep;21(3):169-84. 4. McLaughlin KA. The public health impact of major depression: a call for interdisciplinary prevention efforts. Prev Sci 2011;12:361–71 5.Otte C., et al. Major depressive disorder. Nat Rev Dis Prim. 2016 Dec 22;2(1):16065; 6. Hofmann SG, Curtiss J, Carpenter JK, Kind S. Effect of treatments for depression on quality of life: a meta-analysis. Cogn Behav Ther. 2017;46(4):265–86; 7. Bromet E, Andrade LH, Hwang I, Sampson NA, Alonso J, de Girolamo G, et al. Cross-national epidemiology of DSM-IV major depressive episode. BMC Med. 2011;9:90 8. Greenberg P, et al. Impact of living with an adult with depressive symptoms among households in the United States. Journal of Affective Disorders. 2024;349:107-115; 9. Rush AJ, et al. Acute and longer-term outcomes in depressed outpatients requiring one or several treatment steps: A STAR*D Report. Am J Psychiatry. 2006;163(11):1905-17.

MindMed

Corporate Presentation | January 2025

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Robust Phase 3 MM120 Development Program Aiming for Broad Label

Aligned clinical trial designs across indications maximize operational efficiencies

Generalized Anxiety Disorder (GAD)

Primary Endpoint: HAM-A at Week 12

Voyage
MM120-300

N=200[1,2]
(1:1 randomization)

MM120 ODT vs. Placebo

- **Part A:** 12-week DB, RCT
- **Part B:** 40-week Extension with OL Treatment

Initiated 4Q2024

Panorama
MM120-301

N=250[1,2]
(2:1:2 randomization)

MM120 ODT vs. Placebo (including 50 µg control)

- **Part A:** 12-week DB, RCT
- **Part B:** 40-week Extension with OL Treatment

Initiation: 1H2025[3]

Major Depressive Disorder (MDD)

Primary Endpoint: MADRS at Week 6

Emerge
MM120-310

N=140[2]
(1:1 randomization)

MM120 ODT vs. Placebo

- **Part A:** 12-week DB, RCT
- **Part B:** 40-week Extension with OL Treatment

Initiation: 1H2025[3]

Name TBA
MM120-311

Design TBA

1. Studies will employ an adaptive design with interim blinded sample size re-estimation based on nuisance parameters (e.g. patient retention rate, variability of primary outcome measure) which allows for an increase of sample size up to 50% to maintain statistical power.
2. Clinical study designs subject to ongoing regulatory discussion and review, including of Phase 3 clinical trial protocols.
3. Expected first patient dosing

DB: double blind; ODT: orally disintegrating tablet; OL: open-label; RCT: randomized controlled trial; HAM-A: Hamilton Anxiety Scale; MADRS: Montgomery-Åsberg Depression Rating Scale

MindMed Corporate Presentation | January 2025 13

Corporate Presentation | January 2025 1. Study MMED008 internal study documents and calculations. Comparisons to standard of care/other drug classes based on histo ric al comparison not head - to - head comparison trial; 2. HAM - A scores based on ANCOVA LS Mean. in Study MMED008. Effect size based on post hoc calculation using LS Mean change between group and pooled standard deviation of wee k 12 HAM - A scores between groups; 3. Based on 100 µg dose group; 4. RB Hidalgo, J Psychopharmacol. 2007 Nov;21(8):864 - 72; 5. p - values not calculated for remission rates between groups. CGI - S: Clinical Global Impressions – Severity; HAM - A: Hamilton Anxiety Scale. Maximum effect size d =0.81 more than double the standard of care 1,2,3 ^Z/Ɛ ϰ ĞŶǌŽĚŝĂǌ Ğ ƉŝŶĞ s 4 0 0.2 0.4 0.6 0.8 0.38 0.36 ƵƐƉŝƌŽŶĞ ϰ 0.17 0.81 MM120 100 µg 2 Comparative Effect Sizes in GAD Rapid and durable response after single administration 3 14 Rapid Response & Remission Durable Scalability, Access & Value Limited Adverse Event (AE) Burden 1.8 - point reduction in CGI - S within 24 hours (p<0.0001) 21.9 - point improvement on the HAM - A at Week 12 (p=0.003) 48% of participants in remission at Week 12 5 Favorable tolerability with most AEs on dosing day Drug effect without psychotherapy Cohen’s d MM120 Phase 2b Efficacy and Durability Support GAD Phase 3 Trial Plans 1,3

Corporate Presentation | January 2025 -25 -20 -15 -10 -5 0 LS Mean Change (SEM) in HAM - A score Primary Outcome: HAM - A Change from Baseline MM120 Phase 2b Showed Statistically & Clinically Significant Improvements on Anxiety and Depression Symptoms 1,2 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. 2. Based on 100 µg dose group. 3. Based on observed MADRS score at each timepoint. μ g: microgram; HAM - A: Hamilton Anxiety Rating Scale; MADRS: Montgomery - Åsberg Depression Rating Scale NOTE: Significance achieved despite study not being powered for these pairwise comparisons. 15 *p<0.05; **p≤0.01; ***p≤0.001 *** *** *** ** MADRS Change from Baseline -20 -15 -10 -5 0 LS Mean Change (SEM) in MADRS score ** ** * ** Change from Baseline 2 • Week 12: - 21.9 points Improvement over Placebo 2 • Week 12: - 7.7 pts, p=0.003 Change from Baseline 2,3 • Week 12: - 18.7 points Improvement over Placebo 2,3 • Week 12: - 6.4 points, p<0.01

Corporate Presentation | January 2025 MM120 Phase 2b Produced Profound Changes in GAD Severity 1. Source: Study MMED008 internal study documents and calculations. Full analysis set population. 2. Response is a 50% or greater improvement on HAM - A score; Remission is a HAM - A score of ≤ 7; p - values not calculated. μ g: microgram; HAM - A: Hamilton Anxiety Rating Scale 16 21 48 Placebo 100 µg % Remitters 31 65 0 10 20 30 40 50 60 70 Placebo 100 µg Percent of Participants Meeting Criteria at Week 12 % Responders HAM - A Response and Remission at Week 12 Median HAM - A Through Week 12 HAM - A Severity & Clinical Symptoms Very Severe Symptoms are incapacitating Severe (≥ 24) Symptoms are severe and persistent or result in severe distress or marked impairment in functioning Moderate (15 - 23) Symptoms are more frequent, with moderate distress or limited interference with usual activities Mild (8 - 14) Symptoms are infrequent, with no impairment and no more than mild distress Remission (≤ 7) Symptoms are absent, insignificant, or clearly due to causes other than anxiety 0 10 20 30 100 µg Placebo

MM120 Phase 2b was Well-tolerated with Mostly Expected Transient, Mild-to-Moderate Adverse Events on Dosing Day

Favorable tolerability profile

- Virtually all (99%) adverse events (AEs) were mild-to-moderate in severity
- Minimal (2.5%) treatment emergent AEs (TEAEs) led to study withdrawal
- No drug-related serious AEs (SAEs)[2]

No SAEs related to study drug

- Only SAE was in 50 µg dose group and deemed unrelated
- AE profile consistent with historical studies and drug class

No suicidal behavior or suicidality signal[3]

- No suicidal or self-injurious behavior
- No indication of increased suicidality or suicide-related risk
- ≤ 2 participants per arm reported suicidal ideation during the study

1. Source: Study MMED008 internal study documents and calculations. Safety population.
2. One serious adverse event (SAE) was observed in the 50 µg dose group: panic attack on study day 98 that was deemed not related to treatment.
3. Suicidality assessment based on reported adverse events.

MindMed Corporate Presentation | January 2025 17

MM120 for GAD | Two Complementary Pivotal Phase 3 Study Designs[1]

PHASE 3 STUDY[1]

	Part A 12 Week Randomized, Double-Blind	**Part B** 40 Week Extension with Opportunity for Open-Label Treatment

Voyage (MM120-300)

Single Dose

N	Arm
N=100	MM120 ODT 100 µg
N=100	Placebo

Panorama (MM120-301)

Single Dose

N	Arm
N=100	MM120 ODT 100 µg
N=50	MM120 ODT 50 µg
N=100	Placebo

Primary Endpoint
HAM-A at Week 12

Part B

Potential treatment if HAM-A ≥16

Up to four open-label doses of MM120 ODT 100 µg

Follow-up Observation

GAD-7 (ePRO): biweekly
HAM-A (central rater): monthly or when GAD-7 ≥10

Potential Treatment

Eligible for open-label treatment if HAM-A ≥16

1. Studies will employ an adaptive design with interim blinded sample size re-estimation based on nuisance parameters (e.g. patient retention rate, variability of primary outcome measure) to maintain statistical power. Clinical study designs subject to ongoing regulatory discussion and review, including of Phase 3 clinical trial protocols.

MindMed
Corporate Presentation | January 2025 | 18

MM120 for MDD | Phase 3 Study Design[1]

PHASE 3 STUDY[1]

	Part A 12 Week Randomized, Double-Blind	Part B 40 Week Extension with Opportunity for Open-Label Treatment
Emerge *MM120-310*	***Single Dose*** N=70 — MM120 ODT 100 µg N=70 — Placebo Primary Endpoint MADRS at Week 6	***Potential treatment if MADRS ≥20*** **Up to four open-label doses of MM120 ODT 100 µg** **Follow-up Observation** *PHQ-9 (ePRO): biweekly* *MADRS (central rater): monthly or when PHQ-9 ≥10* **Potential Treatment** *Eligible for open-label treatment if MADRS ≥20*
MM120-311	*[Design TBA]*	

1. Clinical study designs subject to ongoing regulatory discussion and review, including of Phase 3 clinical trial protocols.

MindMed Corporate Presentation | January 2025 19

Corporate Presentation | January 2025 Today. Regulatory Elements Supporting MM120 ODT NDA Filing Requirements Study designs that demonstrate standalone drug effect FDA breakthrough therapy designation Phase 2b demonstrated substantial improvement over current therapies Phase 3 program in alignment with FDA guidance Phase 3 study design mirrors positive Phase 2b study 20

MM120 ODT LSD D - tartrate Commercial Framework

Corporate Presentation | January 2025 Integrate MM120 ODT Delivery into Current Infrastructure Maximize Access and Reimbursement Educate Stakeholders about MM120 and Burden of GAD & MDD Bold Strategy to Deliver on the Commercial Opportunity for MM120 ODT 22 MM120 Value Proposition

Corporate Presentation | January 2025 Unique Opportunity to Deliver on the Quadruple Aim 23 Better Outcomes New mechanism of action may restore neural pathways for potential sustained remission Improved Patient Experience Potential for single administration with rapid onset of clinical activity , well - tolerated treatment , reduced burden of clinical visits , and improved productivity and activity Lower Costs Decreased healthcare utilization through timely screening and early treatment could avoid disorder progression and cost of treating co - morbidities Improved Clinician Experience High satisfaction expected for providers with access to a potential treatment that delivers meaningful improvement for patients and with the possibility for attractive practice economics $ Lower Costs Better Outcomes Improved Clinician Experience Improved Patient Experience

Corporate Presentation | January 2025 Potential Launch Can Leverage and Expand on Rapidly Growing Interventional Psychiatry Infrastructure 1. As of 2Q2024; centers certified under the Spravato REMS 2. J&J Investor Day presentation, July 2024, Johnson & Johnson Spravato® website, July 2024. Compiled by company. IQVIA Rx data analysis; June 2023 3. Clinic and prescriber numbers are approximate and compiled by company. 24 Emerging Network of Interventional Psychiatry Clinics 1,2,3 4,500 certified delivery clinics/offices • 60+% growth in 18 months • Geographic concentration in key metro hubs 2,800 Spravato ® prescribers • High prescription concentration • 200 prescribers generate 50% of prescriptions • 620 prescribers generate 80% of prescriptions Proven reimbursement, documentation and logistics pathways

Building on Existing Infrastructure, Practice Patterns & Reimbursement Pathways

Activity	Stakeholder	Reimbursement/Coding[3]
Evaluation & Prescribing	Office-based or Telehealth Prescriber[1]	**Medical Benefit** E&M Code (992XX) or G Code
Session Delivery	Site of delivery HCP[2] to monitor session	**Medical Benefit** E&M Code per hour of clinical monitoring and services
MM120 ODT	MindMed	**Pharmacy Benefit** J or S Code + dispensing fee

1. HCP that is licensed to prescribe medications to patients.
2. HCP that is licensed to practice, which may include physicians, clinical psychologists, nurse practitioners, nurses, licensed clinical social workers, licensed family and marriage therapists and others.
3. Existing coding systems could potentially be applied or be changed for MM120. Reimbursement and coding for MM120 have yet to be established.

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Corporate Presentation | January 2025
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Appendix

Corporate Presentation | January 2025 27 MM120 - 301 250 participants (2:1:2) 2 Randomize Screen Dose Follow - Up MM120 ODT 1 00 µg (n=100) 2 MM120 ODT 50 µg (n=50) 2 Placebo (n=100) 2 MM120 - 300 200 participants (1:1) 2 MM120 ODT 1 00 µg (n=100) 2 Placebo (n=100) 2 Week - 30 to - 1 1 2 4 8 12 16 20 24 28 32 36 40 44 48 52 MM120 for GAD | Phase 3 Study Design Leverages Phase 2b Results 1 1. Source: Study MM120 - 300 and Study MM120 - 301 internal study documents. 2. Study will employ an adaptive design with interim blinded sample size re - estimation based on nuisance parameters (e.g. patient r etention rate, variability of primary outcome measure) allowing for up to 50% more subjects in each arm to maintain statistical power. Clinical study designs subject to on goi ng regulatory discussion and review, including of Phase 3 clinical trial protocols. μ g: microgram; CGI - S: Clinical Global Impressions - Severity; GAD: generalized anxiety disorder; HAM - A: Hamilton Anxiety Rating S cale; ODT: orally disintegrating tablet MM120 - 300 & 301 | Parts A & B KEY SECONDARY ENDPOINTS • HAM - A at Week 1 • CGI - S at Day 2 • Time to retreatment / inefficacy SELECT ENTRY CRITERIA • Men and Women • Ages 18 - 74 • Diagnosis of GAD • HAM - A ≥20 Part A 12 Week Randomized, Double - Blind Part B 40 Week Extension with Opportunity for Open - Label Treatment Primary Endpoint: HAM - A at Week 12 PART B ENDPOINTS • Safety of repeated treatment • Time to retreatment / inefficacy • Average treatments per year • Response to retreatment

Corporate Presentation | January 2025 Strategies to Address Key Drug Class Methodological Considerations AE: adverse event; ECG: electrocardiogram; MOA: mechanism of action; TQT: thorough QT 28 Expectancy Bias & Functional Unblinding Cardiovascular Safety Adverse Event Collection • Independent central raters blinded to treatment and visit number for primary outcome measure • Dose - response in Phase 2b across ‘functionally active’ doses • Complementary studies with multiple ‘functionally masking’ arms • Pre - and post - dose expectancy assessment (participants) • Post - dose (participant) and rating (raters) blinding assessment • Drug effect isolated from psychotherapeutic intervention • Collection of ECGs in Phase 3 Clinical Trials • Dedicated TQT study in parallel with Phase 3 • Collection of all AEs, including “positive” and MOA - related • Frequent assessment to define time course for resolution of drug effects